Exhibit (p)(6)

INVESTMENT ADVISOR

CODE OF ETHICS

ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

125 HIGH STREET, 18TH FLOOR

BOSTON, MA 02110

617-342-3200

1603 ORRINGTON AVE #950

EVANSTON, IL 60201

847-563-5600

WWW.ESSEXINVEST.COM

EFFECTIVE

OCTOBER 1, 2022

Table of Contents

Introduction

I.	Code of Ethics and Statement of Policies and Procedures on Insider Trading

	I-0	Fiduciary Duty

	I-1	General Principals

	I-2	Persons to Whom this Code Applies

	I-3	Certain Investing Guidelines and Restrictions for Employees

	I-4	Procedural Requirements

	I-5	Reporting Requirements

	I-6	Statement of Policies & Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information

	I-7	Sanctions

	I-8	Compliance and Operating Risk Committee

	I-9	Client and Company Confidentiality

	I-10	Waivers

II.	General Business Conduct and Avoiding Conflicts of Interest

	II-1	Gifts, Business Entertainment and Essex-Sponsored Events

	II-2	Political and Charitable Contributions, Public Positions and Outside Business Activities and Outside Business Relationships

Appendices

Appendix A	Code of Ethics Acknowledgement and Confirmation, Acknowledgement and Confirmation of Essex’s Statement of Policies and Procedures with Respect to the Flow and use of Material Nonpublic (Inside) Information

Appendix B	Pre-clearance Authorization Form

Appendix C	Initial or Annual Holdings Report

Appendix D	Exempt Accounts Certification

Appendix E	Monthly Transaction Report

Appendix F	Annual Compliance Questionnaire

Appendix G	Gifts and Entertainment Report

Appendix H	Political Contribution Pre-Clearance Form

Appendix I	Outside Business Activity

Appendix J	Reportable Funds

INTRODUCTION

Investment Advisers Act Rule 204A-1 (“the Rule”) requires investment advisors to adopt a Code of Ethics. The Rule requires an investment advisor’s Code of Ethics to set forth standards of conduct and requires supervised persons to comply with applicable federal securities laws.

This Code of Ethics (“Code”) governs the conduct of all personnel of Essex Investment Management Company LLC (“Essex” or the “Firm”). Essex’s Chief Compliance Officer is responsible for overseeing the Code, implementing and enforcing its provisions and revising and updating the Code as appropriate.

Employees are required to report possible violations to the Chief Compliance Officer (“CCO”) or to a Chief Executive Officer promptly. The Firm shall not retaliate directly or indirectly against an employee for doing so. Employees may also report any violations of the Code of Ethics to the Securities and Exchange Commission or other appropriate government authority without fear of retaliation by the Firm.

Any questions with respect to the Firm’s Code of Ethics should be directed to the CCO. The current CCO is Michael S. McCarthy. Mr. McCarthy has the authority to delegate certain specific compliance-related tasks to employees working under his direct supervision. You are expected to give them your full cooperation

Upon commencement of employment with Essex and annually thereafter, employees shall be required to certify in writing that they have read the Code, will abide by it and have not violated its terms.

1-0 Fiduciary Duty

Essex owes a fiduciary duty to its clients. Fiduciary duty involves more than acting with honesty and good faith alone; it means that Essex has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Therefore, all employees are required to carry out the Firm’s business in keeping with the following important fiduciary considerations:

Disinterested Advice

Essex must provide advice that is in the client’s best interest. The Firm and its Employees must not place their interests ahead of the client’s interest under any circumstances.

Disclosure

Essex must disclose all material facts regarding the Firm to every client, including information regarding the advisory services rendered, investment management fees charged, and conflicts of interest. The disclosures are provided by the disclosure brochure (on Form ADV-2) and the client’s investment advisory agreement. Employees should not make additional oral disclosures that contradict those disclosures.

Conflicts of Interest

Employees should be aware that potential or actual conflicts of interest may arise and therefore they must disclose any potential or actual conflicts of interest to the CCO. This code addresses certain specific situations where such conflicts may arise (e.g., immediate family members’ employment with broker-dealers or positions with publicly traded companies, or employees with positions or board memberships outside of Essex). However, employees should consider the possibility of conflicts broadly and bring possible conflicts to the attention of the CCO promptly.

Employees should note that Essex strives to avoid even the appearance of conflict whenever possible. Many of the policies in this Code have been adopted with this goal in mind.

Confidentiality

Client records and financial information must be treated with strict confidentiality. Such information should not be disclosed, except as required by law or as needed for the conduct of Essex’s business.

This duty of confidentiality is not intended to restrain the employees’ right to bring possible violations of the law to the attention of the SEC or other appropriate regulatory body.

Fraud

Engaging in any fraudulent, deceptive or manipulative conduct with clients or potential clients is strictly prohibited. Examples of fraudulent conduct include, but are not limited to, misrepresentation, non-disclosure of fees, and misappropriation of client funds.

I. CODE OF ETHICS AND STATEMENT OF POLICIES AND PROCEDURES ON INSDER TRADING

I-1	General Principles

As an investment adviser, Essex and its Employees owe a fiduciary responsibility to our clients; this requires each of us to put the interest of our clients first. A critical component of our fiduciary duty to our clients is to avoid potential conflicts of interest. As such, this Code of Ethics (“Code”) requires the following:

1.	All Employees must place the interest of our clients first;
2.

All Employees must execute personal securities transactions in compliance with this Code and to avoid any actual or potential conflicts of interest. Even the appearance of a conflict of interest must be anticipated and avoided;

3.	No Employee should take inappropriate advantage of their position and/or unfair advantage of information that they learn; and
4.	All Employees must comply with all applicable federal securities laws.

A.	Personal Investing

It is not the intention of this Code to prohibit or even discourage the management by Employees of a personal portfolio consisting of securities generally available to the public, including securities in the portfolios of client accounts. Indeed, a sound personal investment program is one very good way to develop an analytical skill in dealing with the market and can be of great value to the client accounts. Such activities, however, must not conflict with our duties to our clients.

B.	Restricted Activities

All access Persons, as defined below, should be certain that they avoid:

1.	Purchasing or selling securities in such a way as to compete in the marketplace with the accounts of clients managed by Essex, or otherwise acting to injure their transactions;

2.	Using knowledge of client securities transactions to profit by the market effect of such client transactions;

3.	Placing a transaction, which in hindsight, might take on the appearance of “front-running” clients’ accounts; or

4.

Giving to others information not generally available to the public of proposed or current purchases or sales by the clients (except to the extent necessary to the conducting business on behalf of the clients) to avoid the possibility of such others taking action detrimental to the client accounts or benefiting from the market effect of such client transaction.

C.	Enforcement of Code

The CCO and the Firm’s Compliance and Operating Risk Committee will have full and complete authority to enforce this Code, and their decisions under this Code will be final.

D.	Compliance with Federal Securities Laws

All Employees must comply with all applicable federal securities laws, including the laws regarding insider trading (as described more fully herein).

I-2	Persons to Whom this Code Applies

A.	The requirements of this Code apply directly to all “Access Persons”. For purposes of this Code, Essex defines Access Persons as:

1.	Essex Employees;

2.

“Immediate Family Members” of Essex Employees sharing the same household as the Employee. For purposes of this Code, Essex defines Immediate Family Members to include any child, stepchild, foster child, grandchild, parent, stepparent, grandparent, spouse, domestic or civil partner, significant other, brother, sister, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and including adoptive relationships;

3.	Any other person whose investments are controlled by the Employee; and

4.	Any person to whose financial support an Employee materially contributes.

B.	The Code may apply to other persons, as determined by the CCO.

The intent of this Code cannot be circumvented by an Access Person providing confidential information to a person who is not an Access Person (e.g., a friend or relative) with the expectation that person will trade on such information.

C.	Temporary Access Persons

The Firm, at the CCO’s discretion, may also subject certain individuals, including interns, co-ops, temporary Employees, contract Employees or independent contractors to any part or all of the Firm’s Code and its requirements.

D.	Temporary Exemptions from Code – Leave of Absence

Employees of Essex on an approved leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided they obtain pre-approval from the Firm’s CCO and meet the following requirements: (i) they do not participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a private fund or separately managed account; (ii) they do not have access to information regarding the day-to-day investment activities of Essex; and (iii) they do not devote a substantial amount of their time to the activities of Essex.

I-3	Certain Investing Guidelines and Restrictions for Employees

All Access Persons must adhere to the following restrictions:

A.	Pre-approval

Access Persons shall not purchase, sell, short, write, buy, sell or exercise an option, etc. in any Reportable Security unless such transaction has been approved in advance in writing by the CCO or by a person duly authorized by the CCO. (See definition of Reportable Security in Section 1-3G below.)

Among the considerations applied by the CCO in clearing a transaction are:

1) whether, within the 7 calendar days prior to the proposed transaction date, Essex has had activity in such security or an equivalent on behalf of any of its clients, or if Essex is contemplating such activity in the 7 days following such date.

2) whether one or more Access Persons show a pattern of buying or selling at approximately the same time as any client account, or in advance of any client account, so as to create the appearance of front-running or benefitting from market effects caused by Essex’s trades.

3) whether, given the market capitalization of the security and the size of the trades contemplated by the employee and made or contemplated by Essex, there is sufficient assurance that the trades will have no effect on the market price.

The CCO, or a member of the compliance team, will periodically review all Employee’s trades to determine whether such trades were properly cleared and whether such trades in light of all relevant facts and circumstances, are in violation of the letter or the intent of the Code. Both the CCO and the Compliance and Operating Risk Committee will have the discretion to require the reversal of any such Employee trades, and any profits of such trades to be donated to charity, and to apply any sanction that is deemed appropriate.

B.	Initial Public Offerings

No Access Person shall invest in an initial public offering of Reportable Securities without the advance written consent of the CCO. Purchase of a security pursuant to this section is still subject to the Code’s reporting requirements. This policy does not prohibit an Access Person from buying securities in the open market after such offering, provided all other applicable provisions of this Code are met.

Access persons must preclear their participation in an Initial Coin Offering, i.e., an offering in which an investor is issued “tokens”, “coins “or other evidence of investment which are to be exchanged for newly issued cryptocurrency if the offering is successful.

C.	Short Term Trading Bans

In order to avoid the appearance of a conflict of interest arising from Access Persons quickly profiting on their personal trades, Access Persons are prohibited from profiting as a result of “short-term” trading in any Reportable Securities subject to this Code. For purposes of this Code, “short-term” trading is defined as the sale/cover of a security within 30 days of a purchase/short of the same security. Essex Employees and other Access Persons are permitted to sell securities at a loss during this 30-day window, provided that they have complied with all of the other provisions of this Code (e.g., pre-clearance).

D.	Essex-Advised Mutual Funds

Open-end regulated investment companies, i.e., mutual funds, which are advised or sub-advised by Essex are Reportable Securities. Therefore, they are subject to the same preclearance requirements, restrictions and reporting obligations as other Reportable Securities. See Appendix J for a current list of Essex Sub-Advised Mutual Funds.

E.	Options and Short Sales

Like any other security, the use of options and short sales are subject to all provisions of this Code. Due to the restrictions on simultaneous transactions, the limited life of an option contract, and the potential for unlimited losses on short sales, an Access Person should very carefully consider the implications of writing, buying, selling or exercising put or call options, or making short sales, or combinations of any of the foregoing. The Access Person should weigh the risks associated with these types of investments because of the special nature of some of these transactions, the potential conflicts they may create with investments held in or being considered for purchase or sale by client accounts, and the trading restrictions and prohibitions contained in this Code.

In addition, the potential for conflict and/or the appearance of conflict of interest with our clients by using these types of investments is increased. The appearance of front-running is also increased. Therefore, the use of these types of investments will be carefully scrutinized by the CCO, and if it is determined that the Access Person benefited, at the expense of any client, the profits from the transaction shall be disgorged.

In any case, the use of options to evade or circumvent the provisions of this Code is prohibited.

F.	Private Placements

No Access Person shall purchase securities in a private placement without the advance written consent of the CCO.

G.	Reportable and Non-Reportable Securities

Reportable Securities are all securities, as defined in Investment Advisers Act Section 2(a)(18)1 except those which are specifically designated as Non-Reportable Securities.

Non-Reportable Securities are the following:

•	Direct obligations of the United States;

1 Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

•	Investments in commodities (not including index futures or currency futures or forward contracts);
•	Direct investment in real estate (not including securities evidencing an interest in real estate, such as REITs);
•	Investments in mutual funds other than mutual funds advised or sub-advised by Essex;
•	Investments in FDIC-insured bank accounts or certificates of deposit;
•	Money market instruments; and
•	Investment in designated Exchange Traded-Funds as determined by the CCO.

H. Essex’s Employee 401(k) Plan

Transactions in Essex’s 401(k) Plan do not require preclearance by the CCO.

I. Dividend Reinvestment Plans and Automatic Purchase Plans

An Access Person’s participation in a dividend reinvestment plan (“DRP”) involving Reportable Securities requires the advance consent of the CCO. Cash contributions to purchase additional shares are also subject to CCO consent except as described in the paragraph below. Termination of participation in the DRP does not require pre-approval.

If an Access Person intends to make small cash contributions ($1,000.00 or less) to an individual DRP on a monthly (or less frequent) basis as part of an ongoing personal investment program in such Reportable Security, such Access Person may pre-clear the investment program to avoid the need to pre-clear each investment made within the confines of such a plan. The termination of an investment plan as described above does not require pre-approval.

J. Managed Accounts

Subject to the CCO’s review and approval, trading activity through an account for which the Access Person does not have any authority to trade or to exercise discretion is not subject to the pre-clearance or reporting provisions of this Code. This would include for example, Blind Trusts or brokerage accounts where the Access Person cannot exercise trading authority. Such managed accounts that may be eligible for this exception must first be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the account qualifies for an exception. In making this determination, the CCO will ask for supporting documentation, such as a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser. Employees who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification (Appendix D) upon commencement of their employment and on an annual basis thereafter.

K. Cryptocurrency

The question of whether Bitcoin or other digital assets are “securities” under Federal securities laws is still evolving. Statements by SEC Commissioners and staff support the view that digital assets could be regarded as “investment contracts” (and, therefore, securities) at some stages. In particular, the SEC has taken the position that initial coin offerings (“ICO”s) constitute the sale of securities. (In an ICO, a quantity of cryptocurrency is sold in the form of “tokens” (“coins”) to investors; the tokens sold are promoted as future functional units of currency if or when the ICO’s funding goal is met.) For the time being, Essex shall not require that cryptocurrency holdings be reported. In addition, transactions in cryptocurrency need not be precleared or reported, with one exception: pre-clearance shall be required for participation in an ICO.

I-4	Procedural Requirements

A. Prior to entering any personal securities transaction in securities other than those exempted under Section I-3J.(3) or Section I-3J.(4) of this Code, the Access Person will be required to have a Pre-clearance Form (see Appendix B) executed by both a Trader and the CCO or designee (as well as by the Access Person himself/herself) certifying:

1.	There are no open orders currently pending on the trading desk;

2.	That there is no interest that might result in activity in said security during the immediate days ahead;

3.

That there has not been an Essex transaction during the last 7 calendar days (other than transactions in a client account due to unforeseen client-directed cash flows (in or out) provided there is no material impact on the market price of any such security or securities, in accordance with Section I-3J. (2));

4.	There is not any research currently being conducted and to the best of the CCO’s knowledge, no research is contemplated that might result in transaction activity during the immediate days ahead;

5.

That the Access Person is not aware of any information which has not been disclosed to the Investment Committee, which, if it had been disclosed might have resulted in either the purchase or sale of a security for any of Essex’s client accounts; and

6.	That the Access Person is not going to sell/cover this security within 30 days of this personal security transaction.

Failure to obtain pre-clearance for a personal security transaction is a serious breach of Essex’s rules. Violations of the pre-clearance requirement may subject the Employee to disciplinary action. Failure to obtain pre-clearance may also result in the trade being canceled with the Access Person bearing any losses that may occur. Any profits that may result from an unauthorized trade will be donated to a charity designated by Essex.

B. Access Persons should be aware that the CCO, in reviewing transactions in Access Persons’ accounts, may determine that a transaction, even though pre-approved, has created a conflict of interest or has created the appearance of such a conflict. The CCO may, in the CCO’s sole discretion, require the Access Person to disgorge any resulting profits to Essex, who will then donate such profits to a charity it designates. The amount of any such profits will be determined by the CCO in his sole discretion.

C. Upon written application to the CCO demonstrating good cause, an Access Person who is not an Employee of Essex may be completely or partially exempted from the pre-clearance provisions set forth above. Any exemption shall be in writing, may be subject to such conditions as the CCO shall determine, and may be revoked at any time by giving written notice to the Access Person. If a request for exemption is denied or revoked, the Access Person must follow the procedures set forth herein. The denial or revocation of an exemption is at the CCO’s discretion.

I-5	Reporting Requirements

All Employees are required to submit the following reports:

A.	Initial and Annual Code of Ethics Certification (see Appendix A)

No later than 10 days after becoming an Access Person, each Access Person must submit a certification that they have read and understood the Code of Ethics. Further, Access Persons are required to certify at least annually that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

B.	Initial or Annual Holdings Report (see Appendix C)

No later than 10 days after becoming an Access Person, each Access Person must submit an Initial Holdings Report covering his/her holding in all securities accounts. Annually, each Access Person must submit an Annual Holdings Report with holdings in all securities accounts no later than February 14th of each year. The information provided must be current as of a date no more than 45 days within the date the report is submitted. Initial and annual reports must disclose the existence of all accounts that hold any securities, even if none of those securities fall within the definition of a “Reportable Security.”

Each Access Person must list all open securities accounts at the time of this report in which you have a “Beneficial Interest” or investment control. An individual has a Beneficial Interest in a security if he or she can directly or indirectly profit from the security. An individual generally has a Beneficial Interest in all securities held directly or indirectly, as well as those owned directly or indirectly by Immediate Family Members sharing the same household.

C.	Monthly Transaction and Account Report (see Appendix E)

Each Access Person must submit a monthly transaction report listing the Access Person’s Reportable Securities transactions for the month by the 10th day of the following month. As described in Section I-3E, automatic contributions and withdrawals from mutual funds that are subject to a plan that has been pre-cleared (or is exempt from pre-clearance) under Section I-3I, do not need to be reported on the monthly reports. A blank copy of this report is available from the CCO. Access Persons must also provide information on any new securities account(s) established during the month including the name of the broker, dealer or bank and the date the account was established.

D.	Reporting of Code of Ethics Violations

If you become aware of any violation of this Code, you are required to promptly report the violation to the CCO.

E.	Annual Code of Ethics Distribution

Each Access Person will be provided a copy of this Code and any amendment thereto, on at least an annual basis and must acknowledge receipt of it and any amendments thereto.

F.	Annual Compliance Questionnaire (see Appendix F)

All Employees must certify and respond to Essex’s Annual Compliance Questionnaire initially upon employment with the Firm and on an annual basis. In addition, Employees may also be required to submit updated responses to the Annual Compliance Questionnaire upon material life events (i.e. marriage). The questionnaire is designed to identify and address potential conflicts of interest, including those relating to Immediate Family Members.

G.	Report Review

All reports filed in accordance with this Code will be maintained and kept confidential by the CCO. Reports will be reviewed by the CCO, or his designee for this purpose.

I-6 Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information

A. Inside Information – General Discussion

Essex forbids any Employee from trading, either personally or on behalf of others, including client accounts, while in possession of material nonpublic information in violation of the law. Every Employee must certify initially upon hire and annually thereafter that they have read, understood and will abide by this Statement of Policy and Procedures (see Appendix A). Any questions regarding Essex’s policy and procedures should be referred to the CCO.

Generally, it is illegal to trade in securities while you are in possession of material, nonpublic, information that might affect the value of those securities or to transmit that information to anyone who may then trade in such security. Because the law of insider trading involves a number of complex legal interpretations, it is Essex’s desire that all of our Employees operate in the most conservative manner, thereby avoiding even the appearance of any impropriety. Every Employee of Essex must follow the procedures described below or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties, including imprisonment. Essex requires every Employee to bring to the immediate attention of the CCO any perceived, possible, material, nonpublic information of which the employee is aware. The CCO will determine what further action is required with regard to the information, e.g., placing the relevant company’s securities on a restricted list. The Employee shall take no further action and shall not trade in the securities of the relevant company.

B.	Materiality

Information is “material” if a reasonable investor would want to know it before making an investment decision. In general, information that would affect the value of the securities is material. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is reasonably likely to be considered material:

•	earnings estimates;

•	dividends;

•	major new discoveries or advances in research;

•	acquisitions, including mergers and tender offers;

•	the sale of substantial assets;

•	changes in debt ratings;

•	significant write-downs of assets or additions to reserves for bad debts or contingent liabilities;

•	liquidity problems;

•	extraordinary management developments;

•	public offerings;

•	major price or marketing changes;

•	labor negotiations; and

•	significant litigation or government agency investigations.

On the other hand, information is generally not material if its public dissemination would not have a market impact. Since such judgments may ultimately be challenged with 20/20 hindsight and the consequences of a wrong decision are potentially severe, you should contact the CCO for advice if you are uncertain whether you possess material information. Here again, it is Essex’s desire to take the most conservative approach and hopefully completely avoid even the appearance of an impropriety.

C.	Nonpublic

Information that has not been disclosed to the public generally is “nonpublic.” To show that information is public, you should be able to point to some fact showing that it is widely available. Information would generally be deemed widely available if it has been disclosed, for example, in:

•	the broad tape,

•	Reuters,

•	daily newspapers,

•	widely circulated public disclosure documents, such as prospectuses or proxies; or in certain instances, brokerage reports.

Nonpublic information may include:

•

information available to a select group of analysts or brokers or institutional investors. However, this may not prohibit an analyst from taking pieces of nonpublic information, combining it with certain public information, and weaving a mosaic from which an investment conclusion is drawn;

•	undisclosed facts which are the subject or rumors, even if the rumors are widely circulated; and

•	information that has been specifically conveyed to you on a confidential basis until enough time has elapsed for the market to respond to a public announcement of the information.

1.	Information Obtained on a Confidential Basis

When the Firm obtains information from an outside source, typically a client or a potential client, with the expectation that it will keep such information confidential, you are prohibited from using that information to trade, tip or recommend securities, whether or not such an action would involve a violation of the securities laws. The expectation of confidentiality may be explicitly set forth or implied by the nature of the Firm’s relationship with the source of the information, as when the Firm obtains information from an investment banking client.

•

These guidelines will be annually distributed to all present Employees and to all new Employees at the time of their employment. The guidelines will be acknowledged by all Employees in writing. From time to time, they will be re-circulated and revised in light of new developments.

•

If there is any unresolved question in your mind as to the applicability and interpretation of these guidelines or the propriety of any desired action, the matter must be discussed with the CCO prior to trading or disclosure of the information.

I-7	Sanctions

Upon discovering a violation of Essex’s Code, these procedures, or Essex’s insider trading policies, Essex may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, Essex may require the Access Person involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or the insider trading policies may also result in criminal prosecution or civil action.

I-8	Compliance and Operating Risk Committee

The Essex Compliance and Operating Risk Committee will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained in this Code consistent with the principles and objectives of this Code. The Compliance and Operating Risk Committee will also decide the appropriate Code sanctions. The Compliance and Operating Risk Committee will hold meetings periodically and may also call meetings on an ad hoc basis as necessary (such as to consider any such proper request for relief or exemption). The Compliance and Operating Risk Committee’s decisions on any matters are within its sole discretion and will be final.

I-9	Client and Company Confidentiality

The services that you perform for Essex may expose you to confidential information including (but not limited to):

1.	Information about Essex’s clients, such as client names, addresses, telephone numbers, personal financial data and other client information;

2.	Information about Essex’s client prospects;

3.	Information regarding Essex’s Employees such as personal information, phone numbers, addresses, etc.;

4.	Information regarding Essex’s legal matters, such as SEC inquiries or audits, legal claims or litigation, etc.;

5.	Information relating to the performance of any client account or private fund managed by Essex;

6.	Information regarding clients’ transactions and/or holdings; and

7.	Information relating to companies visiting Essex’s office.

Such information should not be discussed with anyone outside the company without the express knowledge and permission of the senior management of Essex.

All matters relating to Essex that become known to any Employee must be held in the strictest confidence. Employees must assume that all information relating to Essex is confidential and should not be discussed or released to any outside party (including insurance representatives, attorneys, bankers, brokers, former Employees, family members, or friends) without the express knowledge and permission of Essex’s senior management. Outside parties who insist on knowing confidential information should be directed to the CCO.

Employees also must not use or release any Essex proprietary information without authorization. Proprietary information would include (without limitation) any information relating to portfolio management decisions, analysts’ reports, clients and their accounts, methods used to select investments, etc.

Employees should not discuss any of Essex’s security holdings (whether for clients or otherwise) including short positions with anyone outside the company. In addition, Employees should not discuss with anyone outside the company any research, analysis, or pending purchase or sale of securities by Essex.

I-10 Waivers

An Employee may submit to the CCO a request for a waiver from the provisions of the Code. All requests must be in writing. Any grant of such request will be reported to the Compliance and Operating Risk Committee at its next regularly scheduled meeting. All written requests and documentation of grants will be maintained pursuant to Section I-9. The CCO or the Compliance and Operating Risk Committee may deny any such waiver request in its or their sole discretion, and any such decision will be final.

II. GENERAL BUSINESS CONDUCT AND AVOIDING CONFLICTS OF INTEREST

II-1 Gifts, Business Entertainment and Essex-Sponsored Events

The following are examples of particular areas which may raise concerns regarding possible conflicts of interest in the Firm’s business. Employees should be sensitive to these and other potential conflicts of interest when conducting the Firm’s business. Periodically, the Firm may request particular information from Firm Employees and other Access Persons to assist in evaluating and managing possible conflicts.

Essex has a fiduciary duty to act in the best interest of its clients and to avoid situations where potential or actual conflicts of interest may jeopardize or appear to jeopardize that duty. One example of a potential conflict is a situation in which Essex or its Employees gives or receives gifts, entertainment or other favors in the course of its business. It is important to Essex’s independence of judgment and the Firm’s image to only give or accept these items in accordance with normally accepted business practices and to not raise any question of propriety. The following outlines Essex’s policy on giving and receiving gifts and is applicable to all Essex’s Employees.

No Employee may, directly or indirectly, give or receive any gift or entertainment from or to anyone with whom Essex has or is likely to have any business dealings (“Business Relationship”) unless the gift or entertainment falls within one of the following categories of permissible gifts or entertainment, and is not otherwise inconsistent with any applicable law or regulation, including, without limitation, the rules governing gifts to public or union officials, ERISA plan fiduciaries, gifts and entertainment given to foreign governments and government instrumentalities and the FINRA rules, discussed below.

Under no circumstances may Employees accept or give gifts from/to any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

A Business Relationship will be presumed to exist with the following. (This list does not represent an exhaustive list.)

•	Clients

•	Potential clients

•	Brokers

•	Dealers

•	Employees of issuers Essex holds or is actively considering acquiring

•	Vendors

A.	Gifts

For each Essex Employee, gifts from or to a single Business Relationship, having a retail value of $150 or less for the calendar year are permitted. Examples of gifts subject to the annual $150 per Business Relationship limit include, but are not limited to, flowers, fruit baskets, wine, or a gift certificate to a store or restaurant. Also included are tickets to a sporting event, theatre, greens fees, an invitation to a reception or cocktail party or comparable entertainment if the donor will not be present. Tickets or gifts for an individual and his or her spouse or family member shall be aggregated in determining whether the tickets have a retail value in excess of $150. If a gift comes to a particular group within Essex and can be shared among the group members, the value will be divided among the Employees in the group. Should a gift come to Essex as a whole and can be shared generally, the gift’s value will be divided among all Essex Employees.

B.	Business Entertainment

So long as the donor or host is present, an occasional meal, a ticket to a sporting event or the theatre, greens fees, an invitation to a reception or cocktail party, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety, is permitted. For the purposes of this paragraph, no Employee may give, or receive, any of the expected business entertainment to, or from the same person on more than four (4) occasions per calendar year. Business entertainment permitted under this paragraph need not be aggregated with other gifts for purposes of the $150 limit set forth above. In addition, client meetings (e.g., over lunch or dinner) are not considered “gifts” and are permitted so long as the event is in the ordinary course of business.

C.	Promotional Items

Promotional items of nominal value that contain Essex’s or the donor’s employer’s logo, such as pens, calendars, or diaries are permitted. Such gifts need not be aggregated for purposes of the $150 rule above but should not exceed a reasonable number from or to the same person within a calendar year.

D.	Essex-Sponsored Events

For an Essex-sponsored event that may or may not fall clearly within one of the above permissible gift categories, officers and Employees must check with the CCO to ascertain whether such an event requires approval. Under appropriate circumstances, a specific or general exemption for Essex-sponsored events may be obtained from the CCO. Employees are responsible for confirming that such an exemption either has been granted or is not necessary before extending an invitation to such an event.

In case of doubt of the estimated retail value of the gifts, or other items/services, Employees should contact the CCO.

E.	Policy Exceptions

In special circumstances, the CCO may grant an exception to these rules regarding gifts and entertainment, provided such gift or entertainment is consistent with the applicable laws and/or regulations. In reviewing a request for an exception, consideration will be given to whether the gift or entertainment is of a type which is customarily associated with ethical business practices, whether the gift or entertainment could be reasonably interpreted by others as bringing discredit to Essex, or offering an improper inducement to the donor, or placing the recipient under an obligation to the donor, and whether the gift or entertainment is so frequent or so extensive as to raise any question of propriety. Examples of gifts or entertainment which may be subject to an exception include limited availability sports or theatre tickets.

F.	Procedures

Employees who receive gifts that are not permitted must return the gift to the donor. If that is not possible, then the gift should be donated to a charitable organization.

Employees must report to the CCO any gifts given or received, including those gifts returned to the sender. Employees may complete and submit the Gift Report (see Appendix G).

G.	Business Travel and Related Incidentals

Essex Employees are, from time to time, invited to attend or participate in conferences, tour a company’s facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. If appropriate, and with prior approval from the CCO, an Employee may accept travel-related amenities if the costs are considered insubstantial and are not readily ascertainable. Generally, Essex will pay for all travel and lodging expenses in connection with such activities, provided they are approved in advance.

Other Payments from Brokers and Portfolio Companies

Employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, Employees may neither request nor accept loans or personal services from brokers or portfolio companies.

H.	Gifts to Public Employees

Employees are reminded that different rules apply when you are giving anything of value to public Employees. No Employee may authorize payment or reimbursement for any meal, entertainment, travel, lodging, or other gift made for or on behalf of any federal, state, county or municipal Employee having anything of value except as permitted by law and approved by the CCO.

I.	Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by Essex to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of Essex’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the CCO.

J.	Gifts and Entertainment Given to ERISA Plan Fiduciaries

Essex is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the CCO.

K.	Exception Procedures

If an Employee believes that it would be appropriate to give or receive a gift outside the normal gift policy guidelines in a specific situation, he or she must submit a request to the CCO, who may then consult with one or more members of the Compliance & Operating Risk Committee. The request should specify:

•	the name of the donor;

•	the name of the intended recipient and his or her employer;

•	the nature of the gift and its monetary value;

•	the nature of the business relationship; and

•	the reason the gift is being given.

II-2 Political and Charitable Contributions, Public Positions and Outside Business Activities and Outside Business Relationships

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers that would be required to register with the SEC but for the “foreign private advisor” exemption provided by Section 203(b)(3) of the Advisers Act, or that are exempt reporting advisers;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

A.	Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.2 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

•	Any Employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that Employee; and

2   A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

Essex has determined that it will consider all Employees to be “covered associates”.

However, there is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer Employees; advisers with more than 50 Employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular Employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

B.	Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or Employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.3

C.	Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

D.	Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5’s definition of a “government entity.” Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

E.	Policies and Procedures

3  Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

1.	Political Contributions

Political contributions by Essex or its Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an Employee is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO using the Political Contribution Pre-clearance Form (see Appendix H). Employees should be aware that political contributions that may require pre-clearance include cash donations, as well as substantive donations of Essex’s resources, such as the use of conference rooms or communication systems. If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range require re-approval. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO, or a member of the compliance team, will meet with any new Employees to discuss their past political contributions. The review will address the prior six months for potential Employees who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question and will be retained by the CCO.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, Employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by Essex, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all clients and investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

An ALTERNATE REVIEWER is responsible for reviewing the CCO’s political contribution activities. (i.e. Chairman, Co-Chief Executive Officers)

2.	Charitable Donations

Essex may make charitable contributions to certain causes. Donations by Essex or Employees to charities with the intention of influencing such charities to become clients or investors are strictly prohibited. All charitable contributions made by Essex must be pre-approved and documented by the CCO. In the event an Employee receives a request from a customer or other Business Relationship that Essex make a charitable contribution, the request should be presented to the CCO for review and approval. Essex may contribute up to $25,000 per year per charity or sponsorship, unless otherwise approved by the CCO.

Personal contributions do not require approval; however, Employees should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety.

3.	Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with Essex’s business activities.

4.	Outside Business Activities

Outside business activities, including charitable, not for profit, or other unpaid or paid activities, may give rise to potential conflicts of interest or the appearance of conflicts of interest or otherwise jeopardize the integrity or reputation of Essex. A conflict of interest or appearance of a conflict of interest may also occur if an Access Person has an outside business or financial relationship with clients, service providers or other persons or entities with an existing material relationship with Essex.

An Access Person seeking to engage in outside business activities and/or an Access Person seeking outside business relationships must obtain approval from his or her supervisor and also must inform the CCO to ensure the approval is documented appropriately. See Appendix I. Whether a particular outside activity or outside business relationship will be approved will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with an Employee’s responsibilities to Essex, involve prolonged absences during business hours, or activities that actually compete or give the appearance of competing with Essex’s or its clients’ interests. Additionally, the possibility of adverse publicity and potential liability will be weighed.

If an Access Person is associated with an outside business, such as by serving as an officer or director, the Access Person should recuse himself or herself from any decisions regarding that entity’s political contributions. If the Access Person believes that the outside business’ political contributions could give even the appearance of being related to Essex’s advisory activities or marketing initiatives, the Access Person must discuss the matter with the CCO. Any outside business activities by the CCO will be reviewed by an alternative reviewer (i.e. CEO, President or Principal)

5.	Service as a Director

Because of the high potential for conflicts of interest and insider trading, Essex Employees shall not serve on the Board of Directors of a public company without prior approval of the CCO. Restrictions on Essex’s trading in the securities of that company shall then be put into place. Employees should also contact the CCO should any Immediate Family Member serve on the Board of Directors of a public company. The CCO will determine whether any restrictions should be placed on the Firm’s trading in such company’s securities.

APPENDIX A: CERTIFICATIONS

1.	INITIAL AND ANNUAL CODE OF ETHIC CERTIFICATION

SUBJECT: Initial and Annual Code of Ethics Acknowledgement Form – Essex Code of Ethics Section within the Firm’s Compliance Manual

_____I acknowledge that I have received, read, understood and I hereby assure that I will comply with Essex Investment Management Company, LLC’s Code of Ethics, as amended. I recognize the responsibilities and obligations, including but not limited to preclearance, monthly transaction reports, initial and annual listing of holdings, and compliance with federal securities laws, incurred by me as a result of my being subject to this Code. If initial certification: I hereby agree to abide by the attached Code. If annual recertification: I hereby acknowledge that during the past year I have abided by the attached Code. If otherwise, I have provided a description of my violations and the reason for the same immediately below.

2.	ACKNOWLEDGEMENT AND CONFIRMATION OF ESSEX’S STATEMENT OF POLICIES AND PROCEDURES WITH RESPECT TO THE FLOW AND USE OF MATERIAL NONPUBLIC (INSIDE) INFORMATION

_____I have received and read a copy of the Essex Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information and any amendments thereto and agree to abide by all requirements as set forth therein. I further confirm that I have complied with the provisions of this Statement and have reported any exceptions or issues to Essex’s CCO.

Printed Name

Signature

Date

Appendix B

PRE-CLEARANCE AUTHORIZATION FORM

Name:                   DATE:

SUBJECT: Proposed Personal Security Transaction (One Form Per Transaction)

I am currently considering a “Buy Long”, “Sell Long”, “Short Sell” or “Buy To Cover” (CIRCLE ONE ONLY) transaction involving the following (Please write “NEATLY” and only include a Partial Account Number):

Account Name  Partial Account No. No. of Shares/Par Value (if bonds)  Symbol/Cusip Name

In an attempt to avoid a conflict of interest or even the appearance of a conflict of interest, I hereby certify that there are not any open orders currently pending for the above-referenced security. In addition, I am not aware of any interest that might result in any activity in the above-referenced security during the immediate days ahead. Lastly, I hereby confirm there has been no activity during the prior seven calendar days (and up to the time I sign this form) by any of our clients (other than transactions due to unforeseen client-directed cash-flows).

Trader (CCO if Trader request)	Time	Date

I hereby certify that, to the best of my knowledge, there is not any research currently being conducted and I have not directed any person to perform such research that might result in transaction activity in the above-referenced security during the immediate days ahead.

Chief Compliance Officer, President, Chairman or Designee	Date

Pursuant to Section I-3J. of the Code of Ethics, I certify that the above contemplated transaction is in a large, liquid security with high trading volume and whose purchase or sale by the employee will not impact the security. Further, any current or subsequent purchase or sale by Essex would not generally be expected to impact the price of the security and thereby benefit the employee.

Trader (CCO if Trader request)	Time	Date

Based upon the above certifications, I have determined that my transaction activity will not conflict with any transaction placed or contemplated on behalf of Essex clients. I certify that I will not sell/cover this security for a profit within 30 days of this transaction. Beyond this, I do not believe there to be even the appearance of a possible conflict of interest. In addition, I am not aware of any information that has not been disclosed to the Investment Committee, which, if it had been disclosed might have resulted in either the purchase or sale of a security for any of Essex’s clients’ accounts. Further, I understand that in the event that a subsequent transaction occurs which would, in the opinion of the Chief Compliance Officer, create or result in a conflict of interest or the appearance of a conflict, the Chief Compliance Officer may require the cancellation of my transaction.

Employee	Date

****TRADE MUST BE FULLY COMPLETED ON DAY OF PRE-CLEARANCE AUTHORIZATION****

Appendix C

INITIAL OR ANNUAL HOLDING REPORT

Full Name (Print):

I certify that I have received, read, understand and agree to abide by Essex’s Code of Ethics within the Compliance Manual. I recognize that the Policies and Procedures described herein apply to me and agree to comply in all respects. I certify that I have reported all brokerage accounts and statements required to be reported under the Code. I also understand that Essex will take appropriate disciplinary actions against me for violating such Policies as well as in the event of any other legal violations. Furthermore, I understand that any violation of the Code of Ethics may lead to serious sanctions, including dismissal from Essex.

Please check one of the appropriate boxes. If applicable, please attach your statements.

Hire Date:               Date Added to Code of Ethics:

Initial Certification: I certify that this form and attachments fully disclose all of the Securities accounts in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of Immediate Family Members living in the same household.

☐   Initial Certification: Yes, I own reportable securities*. I have attached all reportable securities/statements and ATTACHMENT B**.

☐   Initial Certification: No, I do not own any reportable securities*.

OR

Annual Certification: I certify that this form and attachments fully disclose all of the Securities accounts in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of Immediate Family Members living in the same household.

☐   Annual Certification: Yes, I owned reportable securities*. I have attached the statement(s) and

ATTACHMENTB** for the period ending December 31, YYYY.

☐   Annual Certification: No, I did not own any reportable securities*.

Signature              Date

* See ATTACHMENT A for the definition of “Securities” and “Reportable Securities”.

**Please fill out ATACHMENT B If you own Reportable Securities/ attached statement to provide a summary of your various accounts

ATTACHMENT A

*Definition of Reportable Security

Rule 204A-1(e)(10) defines “Reportable Security” as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except that it does NOT include:

●	Direct obligations of the Government of the United States;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

●	Shares issued by money market funds;

●	Shares issued by open-end funds other than reportable funds; and

●	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Note: All ETF’s are considered reportable securities for purposes of this Code.

Section 202(a)(18) of the Advisers Act defines a “Security” as:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Definition of Adviser or Sub-Adviser Mutual Fund

Any mutual fund for which Essex acts as an adviser or sub-adviser (A current list of Mutual Fund(s) is available in Appendix J)

ATTACHMENT B

STATEMENT DATE:

Custodian Short Name (I.E. Broker, Bank)	Account Name	Account Number	Account Type (I.E. Individual, Pension, 529 Plan, IRA, ROTH, etc.)	Account Exempt?

1 = Exemption from Pre-Approval due to account being professionally managed with Access Person having no Discretion

Appendix D

Exempt Accounts Certification

Dear <Chief Compliance Officer>,

In accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Rule”), I am considered to be an “Access Person” of Essex Investment Management Company, LLC (“Essex”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to Essex. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

•	I have no direct or indirect influence or control over the Accounts;

•

If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

•

I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of Essex’s Chief Compliance Officer.

Access persons completing this certification on an annual basis, also acknowledge and certify the following:

•	I did not direct or suggest any purchases or sales of specific securities for the Accounts during the period <Month YEAR to Month YEAR>;

•	Any discussions with the Manager about my Accounts related to general guidelines involving my investment objectives, risk tolerance and investment timeline.

Name:

Signature:

Date:

Appendix E

MONTHLY TRANSACTION REPORT

MONTHLY REPORT OF PERSONAL SECURITY TRANSACTIONS

(Please submit by the 10th of month following month reported on)

Name:					Month of:

DATE	BUY OR SELL	SYMBOL	SECURITY NAME	SHARES/FACE	PRICE	BROKER

The following Brokerage Accounts were opened this month
		ACCT. NUMBER	ACCT. NAME	BROKER NAME	DATE ACCT. ESTABLISHED

Copies of brokerage statements will be accepted if attached to this signed form. If you have executed no transactions and have not opened a new Brokerage Account, please write “NONE” and submit this report.

You must attach authorized statement(s) to this summary.

			SIGNATURE			DATE

Appendix F

ANNUAL COMPLIANCE QUESTIONNAIRE

Name:

Question	Yes	No

1. Are you or any members of your immediate family employed by a financial services company or a company that provides products or services to Essex Investment Management Co., LLC?

2. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?

3.  Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to Essex Investment Management Co., LLC?

4. Do you or any members of your immediate family have any other business or personal relationship with any Client or Investor?

5. Are you or any members of your immediate family employed by any government?

6. Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?

7.  Are you aware of any potentially Material Non-Public Information that has not been previously disclosed to the CCO? (If yes, please indicate the capacity in which you received the information at the end of this form, but do not include the specific information in question on this form.)

8.  To the best of your knowledge, you have complied with the Company’s written policies and procedures regarding:

•   Insider trading;

•   Outside business activities and prior employment;

•   Political contributions; and

•   Gifts and Entertainment.

9. Have you been convicted within ten years of any felony or misdemeanor?

10. Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or

Question	Yes	No

enjoins you from engaging or continuing to engage in any conduct or practice:

In connection with the purchase or sale of any security;

Involving the making of any false filing with the SEC; or

Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

11.  Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

Bars you from association with an entity regulated by such commission, authority, agency, or officer;

Bars you from engaging in the business of securities, insurance or banking;

Bars you from engaging in savings association or credit union activities; or

Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

12.  Are you subject to an SEC order that:

Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

Places limitations on your activities, functions or operations; or

Bars you from being associated with any entity or from participating in the offering of any penny stock;

13.  Are you subject to any order of the SEC within the past five years that orders you to cease and desist from committing or causing a violation or future violation of:

Any scienter-based anti-fraud provision of the federal securities laws; or

Section 5 of the Securities Act of 1933.

14.  Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

15.  In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the

Question	Yes	No
subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

16.  In the past five years have you been subject to a United States Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Please use the space below to explain any answers appearing in shaded boxes.

By signing below, I certify that I responded to this questionnaire certification completely and accurately.

Print Name:

Signature:

Date:

Appendix G

GIFTS AND ENTERTAINMENT REPORT

I gave / received a gift / entertainment. (circle as applicable)

Describe the gift or entertainment:

Approximate cost or value (whichever is higher):

Third-party giver or recipient:

Describe any known relationship between the third-party giver or recipient and any public issuer or government entity:

Describe the relationship between the third party and yourself and/or Essex.

If known, describe the reason that the gift or entertainment was given or received:

List any other gifts or entertainment given by, or received from, the third party within the past 12 months, along with their approximate cost or value.

Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

Is the recipient an ERISA plan fiduciary? Yes / No

Is the recipient an officer, employee, or other “instrumentality” of a foreign government? Yes / No

Print Name:

Signature:	Date:

****************************************************************************

Reviewed by:

Signature	Date

Appendix H

POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:	Title:

Name of person or entity making the contribution (if other than Employee):

Recipient’s Name:	Title:

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions:

Are you eligible to vote for the candidate? Yes / No

Intended Date of Contribution:

Note: Pre-clearance will be valid for seven days before and after the intended date.

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where Essex is providing or seeking government business.

Signature:	Date:

CCO Use Only

    Approved           Not Approved

Reviewed by:	Date:

Appendix I

Name:

Office Location:

OUTSIDE BUSINESS ACTIVITIES

This document is to affirm that my outside business activities (as defined by FINRA and SEC regulations) are limited to those listed below and I have had a discussion with the [Managing Partner, Chief Compliance Officer] regarding these activities. Additionally, I understand that I need firm compliance approval prior to entering into any outside business activity whatsoever (including any material political activity) and that failure to disclose outside activity or to seek approval for same will subject me to possible fines, censures, or even a bar from the industry and penalties as outlined in the Code of Ethics. I further understand that if there is any change in the activity listed below, I will contact the Chief Compliance Officer regarding such changes. Annually and quarterly the firm requires attestation of review and confirmation of currently reported activity.

ACTIVITY (List organization or company & location and a brief description of your duties or role)	TIME SPENT (Include if during or after business hours)	INVESTMENT RELATED (Yes or No)	COMPENSATION (Indicate if consultant fee, independent contractor, wages, salaried, etc. and amount)

EMPLOYEE SIGNATURE	DATED

CHIEF COMPLIANCE OFFICER USE ONLY:

I have reviewed the above outside activity and have had a discussion with the above representative. We have determined the following (check only those that apply):

☐ The above activity does not interfere with firm business

☐ The above activity is not in any manner associated with the firm

☐ The following restrictions are placed on the above activity:

HOME OFFICE APPROVAL Chief Compliance Officer Signature Date Member/Principal Signature Date

Appendix J

Current List of Essex Investment Management Company, LLC’s Sub-Advised Mutual Funds:

•	Pear Tree Essex Environmental Opportunities Fund – All Classes

The investment seeks long-term capital appreciation. Under normal circumstances, the fund invests at least 80% of its net assets in companies identified by the Adviser’s GEOS strategy that are engaged in at least one of the following nine “environmental investment themes”: 1) Agricultural Productivity & Clean Fuels; 2) Clean Technology & Efficiency; 3) Efficient Transport; 4) Environmental Finance; 5) Power Technology; 6) Power Merchants & Generation; 7) Renewable Energy; 8) Low Carbon Commerce; and 9) Water

•	1290 Funds – 1290 Essex Small Cap Growth Fund - All Classes

The Fund invests at least mainly in small- and micro-cap and seeks to diversify the Fund’s investments across industries and sectors. The Fund’s assets may, from time to time, be over-weighted or under-weighted to certain industries and sectors relative to its benchmark index, and the Fund may from time to time invest a substantial portion of its assets in one or a limited number of sectors. The Fund’s investments may include common and preferred stocks, rights and warrants to purchase common stocks, convertible securities, exchange-traded funds (“ETFs”), or real estate investment trusts. The Fund may invest up to 15% of its assets in foreign securities, including securities of companies based in developing countries and depositary receipts of foreign-based companies.